                                                                    Exhibit 10.3


                         PROGRAM MANAGEMENT AGREEMENT
                         ----------------------------

     This Program Management Agreement is entered into effective as of April 9, 1998 (the "Effective Date"), by and between Renaissance Media LLC, a Delaware limited liability company ("Renaissance"), and Time Warner Cable, a division of Time Warner Entertainment Company, L.P., a Delaware limited partnership ("TWC").


                                    Recitals
                                    --------

     A. Effective as of the Effective Date, and pursuant to the terms of an Asset Purchase Agreement (the "Purchase Agreement") dated November 14, 1997, by and between Renaissance Media Holdings LLC ("Renaissance Holdings"), an Affiliate of Renaissance, and TWI Cable Inc. ("TWIC"), as amended from time to time, Renaissance is acquiring majority ownership in certain cable television systems specified in the Purchase Agreement (the "Systems"). This Agreement is being entered into by the parties pursuant to Section 6.16 of the Purchase Agreement.

     B. Renaissance desires to retain TWC, on the terms and conditions stated in this Agreement, to provide programming management services for the Systems. TWC desires to accept such appointment and to provide such services on such terms and conditions.

     C. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.


                                   Agreements
                                   ----------

     In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, TWC and Renaissance agree as follows:

1.   TWC as Programming Manager.  Renaissance hereby retains and appoints
     --------------------------
TWC, and TWC hereby consents and undertakes to act, as Programming Manager for the Systems in accordance with the terms of this Agreement. TWC shall have full and complete control and discretion with respect to all audio and video programming for the Systems, and is hereby authorized and empowered to take any and all actions as TWC in its discretion shall deem necessary to perform its duties and obligations as Programming Manager for the Systems. Renaissance shall obtain from TWC and TWC shall provide to Renaissance all Qualified Program Services (as defined in Section 4.1 below) carried on the Systems.

2.   Term.
     ----
     2.1 The term of this Agreement shall commence on the Effective Date and shall continue until:

          (a) the first date on which none of TWIC or any of its Affiliates holds any equity interest in Renaissance Holdings;

          (b) the effective date of a sale, exchange or other transfer or disposition of all or substantially all of the Systems by Renaissance;

          (c) terminated by the mutual written agreement of TWC and Renaissance;

          (d) terminated by the written election of Renaissance in accordance with Section 2.2 below;

          (e) terminated by the written election of TWC in accordance with
Section 2.3 below or as otherwise provided herein; or

          (f) the occurrence of any event which makes this Agreement or the performance by either party hereunder unlawful, including without limitation, but subject to Section 3.3 below, violation of any franchise agreement applicable to a System.

Except as otherwise provided herein, upon termination of this Agreement neither party shall have any further liability or obligation to the other hereunder.

     2.2  Termination By Renaissance.  Renaissance may terminate this Agreement
          --------------------------
at any time in its sole discretion upon not less than 120 days prior written notice to TWC; provided, however, that on or before the effective date of any
               --------  -------
such termination Renaissance shall pay to TWC an amount (the "Termination Payment") equal to the sum of all amounts payable by TWC to any Program Service provider as a result of such termination by Renaissance, including without limitation repayment of any portion of any upfront monies received from Program Service providers with respect to the Systems that TWC must repay to such providers as a result of such termination by Renaissance. The previous sentence notwithstanding, within 60 days after its receipt of Renaissance's written notice of termination, TWC shall deliver to Renaissance written notice of TWC's good faith estimate of the total amount of the Termination Payment that will be payable by Renaissance as the result of such termination. Within 15 days after its receipt of TWC's notice of the estimated amount of the applicable Termination Payment Renaissance, in its sole discretion, may elect by written notice to TWC which is received by TWC during such 15 day period, to revoke its decision to terminate this Agreement, in which case such termination shall not become effective and Renaissance shall not be required to pay the applicable Termination Payment.

     2.3  Termination by TWC.  If TWC determines in good faith that any curative
          ------------------
action taken or to be taken by Renaissance pursuant to Section 3.2 below does not or will not fully cure the breach or violation at issue under the applicable contract or arrangement, then TWC in its sole discretion may terminate this Agreement upon not less than 30 days prior written notice to Renaissance; provided, however, that if TWC in its sole discretion determines that there is
--------  -------
no resulting detriment to TWC, then TWC may extend the effective date of the termination beyond 30 days.

3.   Management.
     ----------

     3.1  Management Services.
          -------------------
          (a) TWC shall render all services and take all actions necessary for the management of programming for the Systems in the ordinary course of their day-to-day operation, and shall have and exercise full and complete control with respect to all programming for the Systems in the ordinary course of their day-to-day operation. Without limiting the generality of the foregoing TWC, in its sole discretion, shall:

              (i) organize and from time to time reorganize, augment, modify, or change channel line-ups on the Systems, including the addition and/or deletion of Program Services;

              (ii) organize and from time to time reorganize or otherwise modify the channel positions of Program Services (as hereinafter defined) carried by the Systems; and

              (iii) program and air cross-channel promotions (provided that the number and types of such promotions shall be similar to those distributed on other similarly situated systems owned and managed by TWC or its affiliates);

provided, however, that in taking any of the foregoing actions TWC shall give
--------  -------
due consideration to community viewing habits, channel capacity considerations, franchise requirements and reasonable requests or proposals of Renaissance.

     (b) TWC shall pay to all providers of Qualified Program Services (as defined below) for the Systems all fees and charges payable for the Systems' carriage of such Program Services.

     3.2  Certain Restrictions.  Renaissance acknowledges that the terms of
          --------------------
programming contracts and other arrangements between TWC and Program Service providers place certain restrictions on the content or combination of Program Services, advertising and programming rates that TWC may in turn provide to the Systems. TWC shall have no obligation to take or permit any action in its performance of its duties hereunder which might result in a breach or violation under the terms of any such contract or arrangement. Upon receipt by Renaissance of notice of any circumstances which might result in such a breach or violation, Renaissance shall take such commercially reasonable actions as shall be necessary to avoid any such breach or violation. If in the good faith judgment of TWC any such action taken or to be taken by Renaissance does not or will not fully cure the breach or violation at issue under such contract or arrangement, then TWC may terminate this Agreement in accordance with Section
2.3 above.

     3.3  Franchise or Legal Requirements.  If, at any time during the term of
          -------------------------------
this Agreement, Renaissance delivers to TWC a written legal opinion from counsel with recognized expertise in programming matters affecting the cable television industry (a "Required Action Opinion") stating that an action, which is otherwise under TWC's control pursuant to this Agreement, is required to be taken in order to comply with a valid requirement imposed by a franchise authority for any System or to comply with any statute, regulation or other legal requirement applicable to any System, then TWC, in its sole discretion shall, subject to Section 3.2 above, elect to take one of the following actions:

          (a) take the required action or cause it to be taken in accordance with this Agreement; or

          (b) appoint Renaissance as TWC's agent with authority to take such action or cause it to be taken in accordance with this Agreement.

Renaissance shall keep TWC informed on a current basis regarding all material programming related issues which may arise with franchise or other governmental authorities relating to the Systems or the programming provided by TWC under this Agreement, whether in the context of franchise renewal negotiations or otherwise. Renaissance shall not take or omit to take any actions inconsistent with any position with respect to such programming related issues as TWC shall have previously communicated to Renaissance. In addition, except with the prior written consent of TWC, Renaissance shall not:

        (X) initiate or take any action seeking, or

        (Y) except in response to an unsolicited request from the applicable franchise or other governmental authority, initiate or take any action which Renaissance knows or reasonably should know is likely to result in, the imposition by a franchise or other governmental authority of any requirement to modify the channel line-up of any System, or to carry or not carry, as the case may be, any particular Program Service on any System.

     3.4  Exhibit A.  The Systems to which this Agreement applies are listed on
          ---------
Exhibit A attached hereto. Exhibit A may be amended at any time by the mutual written agreement of Renaissance and TWC; provided, however, that neither
                                          --------  -------
Renaissance nor TWC shall unreasonably withhold its consent with respect to an amendment to Exhibit A proposed by the other for the addition to Exhibit A of additional systems which are wholly owned, directly or indirectly, by Renaissance Holdings.

4.   Compensation to TWC.
     -------------------

     4.1  Programming Amount; Certain Definitions.   TWC shall deliver to
          ---------------------------------------
Renaissance, on or before the last day of each month, a notice (a "Programming Amount Notice") certifying the Programming Amount for the immediately preceding month. Renaissance shall pay to TWC, on or before the tenth business day after its receipt of such Notice, the Programming Amount set forth therein. Each Programming Amount Notice also shall include the appropriate economic benefit and/or detriment to TWC, if any, of applicable marketing support, advertising support, credits, rebates and other incentives provided by Program Service providers with respect to the Systems.

         (a) "Programming Amount" means, for any month, an amount equal to the sum of (i) the aggregate of the Qualified Single Program Amounts for each and every Qualified Program Service carried by the Systems during such month, plus
(ii) the Programming Fee (as defined in Section 4.2 below).

         (b) "Qualified Program Service" means a Program Service that TWC shall determine in good faith it can provide to the Systems at the Qualified Single Program Amount without breaching or violating its agreement with the provider of such Program Service. "Program Service" means any network or satellite-delivered or broadcast-originated service (including broadcast services made available pursuant to appropriate retransmission consent agreements) or individual program event or regional sports or news service, excluding, however, all Local Programming. "Local Programming" means programming which is of primarily local (as opposed to regional or national) interest, including local broadcast services other than local broadcast services which are the subject of retransmission consent agreements with TWC or its controlled Affiliates.

         (c) Subject to Section 4.1(d) below, "Qualified Single Program Amount" means for any Qualified Program Service carried by the Systems during any month that is billed by the Program Service provider (including without limitation Program Service providers which are Affiliates of TWC):

             (i) on a per-subscriber basis, an amount equal to the fees and charges actually due to the Program Service provider from TWC for the carriage of such Program Service during such month by the Systems; or

             (ii) on a basis other than per-subscriber, an amount equal to the equivalent per-subscriber cost due to the Program Service provider from TWC for the carriage of such Program Service during such month by the Systems.

         (d) The Qualified Single Program Amount for any Qualified Program Service provided by TWC to Renaissance shall be no greater than the net effective rate per subscriber that TWC offers to other similarly situated cable television systems owned and managed by TWC or its Affiliates that launch such Program Service at the same time as such Program Service is launched by Renaissance. In addition, with respect to any System listed on Exhibit A on
                                                                    ---------
     the Effective Date only, which System was acquired by Renaissance from an Affiliate of TWC, if a Qualified Program Service was previously launched on such System by a TWC Affiliate, then the Qualified Single Program Amount for such Qualified Program Service as provided by TWC to Renaissance hereunder shall be no greater than the net effective rate per subscriber that TWC would have charged to such System if TWC had not conveyed an ownership interest in such System to Renaissance.

         (e) Except as set forth in Sections 4.1(c) and 4.1(d) above, TWC shall have no obligation to provide any individual Program Service at any particular rate or subject to any particular discount.

         (f) TWC agrees to submit a request to each provider of a Program Service which TWC determines is not a Qualified Program Service (a "Non-Qualified Program Service") that such provider allow TWC to treat the applicable Non-Qualified Program Service as a Qualified Program Service. In addition, TWC shall use its commercially reasonable efforts to negotiate favorable rates and terms for all Non-Qualified Program Services. All fees and charges for Non-Qualified Program Services shall, except as otherwise agreed in writing by TWC, be negotiated by TWC on behalf of Renaissance. Renaissance shall pay all such fees and charges to TWC or, if so requested by TWC, to the applicable Program Service provider on a monthly basis on the same dates as it pays the Programming Amount to TWC.

     4.2  Programming Fee.  The programming fee ("Programming Fee") shall be an
          ---------------
amount equal to the product of (i) of the sum of (X) the aggregate of the Qualified Single Program Amounts for each and every Qualified Program Service carried by the Systems during such month, plus (Y) the aggregate of all fees and charges payable for each and every Non-Qualified Program Service carried by the Systems during such month, multiplied by (ii) 0.5%.

     4.3  Pro-ration of Qualified Single Program Amount.  If the Systems shall
          ---------------------------------------------
discontinue carriage of any continuing Qualified Program Service on any day other than the last day of a month, or shall commence carriage of any continuing Qualified Program Service on any day other than the first day of a month then, to the extent permitted by the agreement with the provider of such Program Service, the Qualified Single Program Amount for the month in which the Systems' carriage of such continuing Qualified Program Service is either discontinued or commenced shall be adjusted and prorated to reflect the actual number of days during such month that such continuing Qualified Program Service is carried by the Systems.

     4.4  Late Fees; Termination Rights.
          -----------------------------

          (a) Other remedies for non-payment notwithstanding, if any amounts payable by Renaissance to TWC pursuant to this Agreement are not received on or before the tenth day after such amount was due, then a late payment charge equal to 1.5% per month of such past due amount, cumulative (or if such amount exceeds the maximum permitted under any applicable law, such maximum amount), shall become due and payable in addition to such amounts owed under this Agreement until all amounts due are paid in full.

          (b) In addition, if any amounts payable by or reports due from Renaissance to TWC pursuant to this Agreement are more than 14 days past due then, upon not less than ten days prior written notice to Renaissance, TWC in its sole discretion may suspend or terminate this Agreement unless such amount (including all applicable interest) is paid in full or such report is provided within such ten day period.

5.   Confidentiality.
     ---------------

     5.1 Renaissance acknowledges that contracts and other arrangements between TWC and Program Service providers limit TWC's disclosure to third parties of the rates, terms and conditions applicable to the corresponding Program Services. Except as otherwise provided in a written Confidentiality Agreement entered into by Renaissance and TWC, TWC shall have no obligation to disclose any such information to Renaissance. Any information disclosed by TWC pursuant to such a separate written Confidentiality Agreement shall be governed by such separate agreement and not this Agreement.

     5.2 Renaissance shall keep confidential the terms of this Agreement and any and all information relating to any Programming Amount or any Qualified Single Program Amount; provided, however, that Renaissance may disclose:
                       --------  -------
          (a) the terms of this Agreement and an annualized aggregate Programming Amount (the "Affiliate Disclosable Terms"), but not any information relating to any monthly Programming Amounts or Qualified Single Program Amounts, to its or Renaissance Holdings' Affiliates, directors, board members, officers, employees, agents, representatives, consultants, advisors, current lenders providing long term financing (excluding capitalized leasing), or current investors (excluding investors whose interest develops out of a public offering or whose interest is less than $400,000) who reasonably need to know such information for a legitimate business purpose; and

          (b) information relating to monthly Programming Amounts (the "Auditor Disclosable Terms") but not any Qualified Single Program Amounts, to its independent auditors if expressly so requested by such auditors; and

further, provided that the Affiliate Disclosable Terms and the Auditor
-------  --------
Disclosable Terms are hereinafter collectively referred to as the "Disclosable Terms," and in each case prior to the disclosure of any Disclosable Terms to any such party Renaissance shall obtain the recipient's agreement to keep such Disclosable Terms confidential. Renaissance shall be liable to TWC for any damages that may arise if any such party fails to keep any Disclosable Terms confidential. In addition, Renaissance may disclose an annualized aggregate Programming Amount, but not the terms of this Agreement nor any information relating to any monthly Programming Amounts or Qualified Single Program Amounts, to its or Renaissance Holdings' potential lenders who may be providing long term financing (excluding capitalized leasing), or potential investors (excluding investors whose interest would develop out of a public offering or whose interest would be less than $400,000); provided, however, that prior to any such disclosure Renaissance
           --------  -------
shall use its reasonable best efforts to obtain such party's written agreement to keep such information confidential and in any event shall instruct such party to keep such information confidential. Renaissance also shall be liable to TWC for any damages that may arise if any such lender or investor fails to keep any such information confidential. If Renaissance is legally compelled or advised by counsel that it is legally required to disclose any information required to be kept confidential pursuant to this Agreement, then it shall provide TWC with prompt notice of such requirement or advice prior to disclosure so that TWC may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. If such protective order or other remedy is not obtained, or TWC waives compliance with the provisions hereof, then Renaissance shall furnish only that portion of the information at issue which it is legally compelled to so furnish and, in consultation with TWC, Renaissance shall use its reasonable best efforts to obtain assurance that confidential treatment will be accorded to such information. Within 10 days after delivery by TWC to Renaissance of appropriate supporting documentation, Renaissance shall reimburse TWC for all reasonable fees and expenses incurred by TWC in connection with such protective order request and/or the proposed disclosure of such information.

     5.3 Upon reasonable written request by Renaissance, but no more than once in any calendar year, TWC shall cause its independent auditors to certify in writing to Renaissance that the rates charged by TWC to Renaissance for Program Services are in compliance with this Agreement. Within 10 days after delivery by TWC to Renaissance of appropriate supporting documentation, Renaissance shall reimburse TWC for all reasonable fees and expenses incurred by TWC in connection with such audit.

     5.4 Renaissance agrees that any breach of the confidentiality obligations set forth in this Article 5 would result in immediate and irreparable harm to TWC for which money damage would not be a sufficient remedy. As a remedy for any such breach or unauthorized disclosure TWC shall be entitled to seek equitable relief, including in the form of injunctions and orders for specific performance, in addition to all other remedies available at law or equity. In addition, upon any breach by Renaissance of its obligations under this Article 5 or the improper disclosure by any person of information obtained through Renaissance which is required to be held confidential hereunder, TWC in its sole discretion may suspend or terminate this Agreement upon not less than ten days prior written notice to Renaissance.

6.   Subscriber Billing Information.  Renaissance shall, on or before the
     ------------------------------
month-end close of each month during the term of this Agreement (as determined by TWC and provided to Renaissance by TWC in writing), deliver to TWC in a mutually agreed upon format, the appropriate subscriber and necessary billing related information relating to the Systems' operation for the immediately preceding month; provided, however, that if the format in which such information
                 --------  -------
is delivered by Renaissance to TWC is not an electronic format which includes upload capacity, then Renaissance shall pay all of TWC's reasonable costs and expenses incurred in connection with the input of such information into TWC's computer and/or billing systems. Renaissance promptly shall bill all subscribers to the Systems in a manner reasonably satisfactory to TWC.

7.   Liability.
     ---------

     7.1  Liability of TWC.  Renaissance indemnifies and holds TWC harmless from
          ----------------
and against, and shall pay and reimburse TWC for, any and all damage, loss, liability, cost and expense of TWC (including reasonable attorneys' fees) arising or resulting from (a) any material breach by Renaissance of the terms of this Agreement, or (b) TWC's services pursuant to this Agreement (excluding those set forth in Section 7.2 below), including without limitation TWC's having charged Renaissance programming fees which are less than the amounts charged to TWC by any Program Service provider with respect to any Program Service carried on the Systems; provided, however, that TWC shall notify Renaissance in writing as soon as practicable if it receives notice from a Program Service provider of any such undercharge with respect to the Systems. This indemnification and release shall survive the termination of this Agreement.

     7.2  Liability of Renaissance.  TWC indemnifies and holds Renaissance
          ------------------------
harmless from and against, and shall pay and reimburse Renaissance for, any and all damages, loss, liability, cost, or expense of Renaissance (including reasonable attorneys' fees) arising or resulting from (a) any material breach by TWC of the terms of this Agreement, (b) TWC's gross negligence or willful misconduct, (c) TWC's having charged Renaissance programming fees in excess of the amount specified in Article 4, or (d) claims of third parties arising from programming content created by TWC which TWC has required Renaissance to distribute on the Systems pursuant to this Agreement. The parties acknowledge and agree that the indemnification provided for in clause (d) of the previous sentence shall not apply to any programming content provided by Program Service providers which are Affiliates of TWC. In addition, in connection with any third party claims against Renaissance arising out of the content of the Program Services, TWC shall make available to Renaissance any applicable indemnifications available to TWC pursuant to the applicable contract with the relevant Program Service provider. This indemnification and release shall survive the termination of this Agreement.

8.   Miscellaneous.
     -------------

     8.1  Other Activities of TWC and Renaissance.  Renaissance and TWC each
          ---------------------------------------
acknowledge that the other is or may become engaged directly or through Affiliates and other entities in various other cable television businesses. Nothing herein shall be construed to prevent the continued involvement of either TWC or Renaissance or any of their partners or respective subsidiaries or Affiliates in other cable television businesses, whether such involvement now exists or occurs in the future.

     8.2  TWC as Independent Contractor.  TWC, in performance of its obligations
          -----------------------------
under this Agreement, is operating as an independent contractor, and not as an employee of or agent for Renaissance. Nothing contained in this Agreement shall be construed to create a joint venture, partnership or other such relationship between TWC and Renaissance.

     8.3  Cooperation.  Each party shall cooperate in good faith with the other
          -----------
in connection with the administration of this Agreement, including without limitation keeping the other informed on a current basis regarding material matters and responding in a reasonably prompt fashion to requests or proposals received from the other.

     8.4  Notices.  All notices, requests, demands, applications, services of
          -------
process, and other communications that are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by telecopy or facsimile transmission (with telephonic confirmation with the recipient), delivered by messenger or overnight courier, or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

     Renaissance:        Renaissance Media LLC
                         One Cablevision Center, Suite 100
                         Ferndale, NY  12734
                         Attn:  Mr. Frederick Schulte
                         Facsimile:  (914)295-2601

     With copies to:     Dow Lohnes & Albertson
                         1200 New Hampshire Avenue, N.W.
                         Suite 800
                         Washington, D.C.  20036
                         Attn:  John T. Byrnes, Esq.
                         Facsimile:  (202) 776-2222

                         Mr. Michael Egan
                         Renaissance Media LLC
                         One Cablevision Center
                         Ferndale, New York  12734
                         Facsimile:  (914)295-2601

                         Morgan Stanley Capital Partners
                         1221 Avenue of the Americas
                         New York, NY  10020
                         Attn:  Mr. Lawrence B. Sorrel
                         Facsimile:  (212)762-8282

                         Davis Polk & Wardwell
                         450 Lexington Avenue
                         New York, NY  10017
                         Attn:  John W. Buttrick, Esq.
                         Facsimile:  (212)450-4800

     TWC:                Time Warner Cable
                         290 Harbor Drive
                         Stamford, Connecticut 06902-6732
                         Attn: Dave O'Hayre
                         Telecopy: (203) 328-0691

     With copies to:     Time Warner Cable
                         290 Harbor Drive
                         Stamford, Connecticut 06902-6732
                         Attn: General Counsel
                         Telecopy: (203) 328-4840

                         Holland & Hart
                         P.O. Box 8749
                         555 17th Street
                         Suite 3200
                         Denver, Colorado 80201-8749 (Mail)
                         80202 (Delivery)
                         Attn: Davis O'Connor
                         Telecopy:  (303) 295-8261

or to such other address as any party shall have furnished to the other by notice given in accordance with this Section. Such notice shall be effective
(a) if delivered by messenger or by overnight courier, upon actual receipt, (b) if sent by telecopy or facsimile transmission, upon telephonic confirmation of receipt with recipient, or (c) if mailed, upon the earlier of three days after deposit in the mail and the date of delivery as shown by the return receipt therefor.

     8.5  Assignment. Renaissance shall not assign this Agreement without the
          ----------
prior written consent of TWC. TWC shall not assign this Agreement without the prior written consent of Renaissance, except to any Time Warner Company or any Affiliate in which case the consent of Renaissance shall not be required. Any permitted transferee shall assume the transferor's obligations and succeed to all of the transferor's rights hereunder.

     8.6  Integration.  This Agreement constitutes the entire Agreement and
          -----------
understanding between the parties with respect to the subject matter hereof, and may not be altered or amended except by an agreement in writing executed by both parties hereto.

     8.7  Waiver.  No waiver of any provision of or right under this Agreement
          ------
shall be effective unless in writing and executed by the waiving party, and any such written waiver shall be effective only with respect to the matter so waived and not as to any other or subsequent matter. All rights and remedies of any party under this Agreement are cumulative of, and not exclusive of, any rights or remedies otherwise available, and the exercise of any of such rights or remedies shall not bar the exercise of any other rights or remedies.

     8.8  No Third Party Beneficiaries:  Except as otherwise expressly provided
          ----------------------------
herein, the parties intend and agree that no person or entity shall be a third party beneficiary of this Agreement. Any agreement to take any action or to pay any amount, express or implied, contained in this Agreement, shall be only for the benefit of Renaissance and TWC and their respective permitted successors and assigns, and such agreements shall not inure to the benefit of any other person or entity.

     8.9  Governing Law. This Agreement shall be governed by the laws of the
          -------------
State of New York without regard to the principles of conflicts of laws. TWC and Renaissance agree that the federal and state courts located in the State of New York shall have non-exclusive subject matter jurisdiction over any action in connection with this Agreement and, by execution hereof, voluntarily submit to personal jurisdiction of such courts.

     TWC and Renaissance have executed this Agreement effective as of the Effective Date.

TWC: TIME WARNER CABLE, a Division of Time Warner Entertainment Company, L.P., a Delaware limited partnership

                         By: /s/ DAVID E. O'HAYRE
                            _____________________________________________

                            Name:   David E. O'Hayre
                            Title:  Senior Vice President, Investments


RENAISSANCE:             RENAISSANCE MEDIA LLC


                         By: /s/ FREDRICK SCHULTE
                            _____________________________________________

                            Name:   Fredrick Schulte
                            Title:  Chief Executive Officer

                                   EXHIBIT A
                                   ---------


                                  The Systems
                                  -----------


Lafourche, Louisiana
St. Landry, Louisiana
St. Tammany, Louisiana
Pointe Coupee, Louisiana
Picayune, Mississippi
Jackson, Tennessee



DENVER:0830962.02

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